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                                                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

On Stage Entertainment, Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 14, 1998, except for Note 12, which is as of March 20, 1998, relating to the consolidated financial statements of On Stage Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                                       /s/ BDO Seidman, LLP
                                                       -----------------------
                                                       BDO SEIDMAN, LLP



Los Angeles, California
June 4, 1998